UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 12, 2005

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 262-9003
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2005, Sigma Designs, Inc. (the "Company") entered into a Loan and Security Agreement (the "Loan Agreement") with United Commercial Bank (the "Bank"). The Loan Agreement provides for a maximum borrowing amount of approximately $15.522 million across three credit facilities. The first facility allows the Company to borrow approximately $522,000, has a floating interest rate of the Wall Street Journal Prime Rate plus 0.5% per annum and requires amortized monthly re-payment such that the loan will be fully repaid in February 2008. The second facility allows the Company to borrow up to 80% of its accounts receivable, up to a maximum of $15 million, has a floating interest rate of the Wall Street Journal Prime Rate plus 0.25% per annum and matures in August 2007. The third facility allows the Company to borrow $5,000,000 as long as the Company's unrestricted cash at the Bank exceeds $10 million and the second facility is fully utilized. The third facility has a floating interest rate of the Wall Street Journal Prime Rate plus 0.25% per annum and matures in August 2007. The total outstanding balances under the second and third facilities cannot exceed $15 million at any one time.

The Company's obligations under the Loan Agreement are secured by substantially all of the Company's assets, including its intellectual property.

The Company is subject to a number of covenants under the Loan Agreement, pursuant to which, among other things, the Company has agreed that it will not, without the Bank's prior written consent: (a) sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of the Company's assets, provided, however, that the Company may sell inventory in the ordinary course of business consistent with the provisions of the Loan Agreement; (b) change the Company's name, business structure, or identity, or add any new fictitious name; (c) acquire, merge or consolidate with or into any other business organization; (d) enter into any transaction not in the normal course of the Company's business as presently conducted; (e) guaranty or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of the Company or which are transmitted or turned over to the Bank; (f) make any change in the Company's financial structure or in any of the Company's business objectives, purposes, or operations, which could adversely affect the ability of the Company to repay its obligations under the Loan Agreement; (g) incur any debts outside the ordinary course of the Company's business, except for renewals or extensions of existing debts; (h) make any advance or loan to any other person or entity including those to any officer, director, employee or shareholder or any indebtedness for borrowed money except in the ordinary course of business as presently conducted; (i) prepay any existing indebtedness owing to any third party; (j) suspend or go out of business; (k) make any plant or fixed capital expenditure, or any commitment therefor, or purchase, finance or lease any real or personal property or replacement equipment in any fiscal year, in excess of one hundred thousand dollars ($100,000.00); (l) grant any security interests in or permit a lien, claim or encumbrance upon all or any portion of the Company's assets, except in favor of or agreed to by the Bank; or (m) transfer or suffer the transfer of effective ownership or control of the Company.

The events of default under the Loan Agreement include, among other things: (a) payment failures under the Loan Agreement; (b) the Company's failure to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in the Loan Agreement or any notes issued hereunder; (c) the material impairment of the prospect of repayment of all or any portion of the obligations owing to the Bank under the Loan Agreement or a material impairment of the value or priority of the Bank's security interests in the collateral under the Loan Agreement; (d) all or any of the Company's assets being attached, seized, subjected to a writ or distress warrant, or levied upon; (e) an insolvency proceeding being commenced by or against the Company; (f) the Company being enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; (g) a notice of lien, levy or assessment being filed of record with respect to any or all of the Company's material assets by the Unites States of America, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time following the date the Loan Agreement was entered into to any one or more of such entities becomes a lien, whether chosen or otherwise, upon any or all of the Company's assets and or the same is not paid on the payment date thereof and such lien, levy or assessment shall not have been discharged by payment in full within thirty (30) days; (h) a judgment or other claim becoming a lien or encumbrance upon any or all of the Company's assets; (i) the occurrence of a default in any material agreement to which the Company is a party with third parties resulting in a right by such third parties to accelerate the maturity of the Company's indebtedness; (j) the Company making any payment on account of indebtedness that has been subordinated to the obligations under the Loan Agreement that has not been authorized by the Bank; (k) there being any material or intentional misrepresentation in any warranty or representation made to the Bank by any officer or director of the Company, or the withdrawal or denial of any such warranty or representation by any officer or director of the Company; (l) if any party subordinating a claim to those of the Bank or guarantying the obligations under the Loan Agreement, or any part thereof dies, terminates that subordination or guaranty, or becomes the subject of an insolvency proceeding; and (m) the occurrence of any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to the Company by the Bank, or any such plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in any such case, the aggregate amount of the Company's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of the Company's tangible net worth.

Upon the occurrence of an event of default by the Company under the Loan Agreement, the Bank may, at the Bank's election, without notice of such election and without demand, among other things, do any one or more of the following: (a) declare all of the Company's obligations under the Loan Agreement, whether evidenced by the Loan Agreement, by notes, or otherwise, immediately due and payable; (b) cease advancing money or extending credit to or for the benefit of the Company under the Loan Agreement, or any other agreement between the Company and the Bank; (c) terminate the Loan Agreement as to any future liability or obligation of the Bank, but without affecting the Bank's rights and security interest in the collateral under the Loan Agreement and without affecting the obligations owing by the Company to the Bank; or (d) without notice to or demand upon the Company or any guarantor, make such payments and do such acts as the Bank considers necessary or reasonable to protect the Bank's security interest in the collateral under the Loan Agreement.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a)

The information set forth under Item 1.01 above is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(b)

On August 12, 2005, the audit committee of the Company's board of directors approved the engagement of Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006.

During the Company's two most recent fiscal years and the subsequent interim period prior to the Company's engagement of Grant Thornton, the Company did not consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in paragraphs (a)(1)(iv) or (a)(1)(v) of Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sigma Designs, Inc.

By:	/s/ KIT TSUI

Kit Tsui
Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

Date: August 17, 2005